ITEM 77.C.

     Special  meetings of the  shareholders  of each  of Lutheran  Brotherhood Opportunity
Growth Fund,  Lutheran  Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth
Fund, Lutheran Brotherhood Growth Fund, Lutheran  Brotherhood Fund,  Lutheran  Brotherhood
Value  Fund,  Lutheran  Brotherhood High  Yield  Fund,  Lutheran  Brotherhood Income Fund,
Lutheran Brotherhood Municipal Bond Fund, Lutheran Brotherhood Limited Maturity Bond Fund,
and Lutheran Brotherhood Money Market Fund (each, a "Fund," and collectively, the "Funds"), each  a series  of The Lutheran  Brotherhood  Family of  Funds  (the "Trust") were held on
June 16, 2004.  The matters  voted upon at the meetings and the shares cast for,  against, or to abstain are set forth as follows:

         A.   The  proposed  agreement  and plan of  reorganization  with  respect  to the
              Lutheran  Brotherhood World Growth Fund,  Lutheran  Brotherhood Growth Fund,
              Lutheran   Brotherhood  Fund,  Lutheran  Brotherhood  Value  Fund,  Lutheran
              Brotherhood  Municipal  Bond Fund,  and  Lutheran  Brotherhood  Money Market
              Fund  (each a  "Merging  LB  Fund")  whereby  (a) all of the  assets of each
              Merging LB Fund would be transferred to a  corresponding  existing series of
              The AAL Mutual Funds (each an "Existing  AAL Fund"),  in exchange for shares of the  corresponding  class of the  Existing  AAL  Fund's  shares  of equal value; (b) the stated accrued and unpaid  liabilities of the Merging LB Fund would be assumed by the  Existing  AAL Fund;  (c) the  Merging LB Fund would distribute  pro  rata to its  shareholders,  in  complete  liquidation,  the shares of the  corresponding  Existing AAL Fund received in exchange for its net assets; and (d) the Merging LB Fund would cease to exist.

         Lutheran Brotherhood World Growth Fund
               For:                   5,021,527.624
               Against:                 111,998.492
               Abstain:                 194,112.125

         Lutheran Brotherhood Growth Fund
               For:                   2,443,279.877
               Against:                  26,477.294
               Abstain:                  99,050.340

         Lutheran Brotherhood Fund
               For:                  22,160,928.769
               Against:                 598,718.529
               Abstain:               1,004,409.736

         Lutheran Brotherhood Value Fund
               For:                   1,827,919.788
               Against:                  26,501.298
               Abstain:                  57,574.000

         Lutheran Brotherhood Municipal Bond Fund
               For:                  43,569,984.200
               Against:              1,275,089.3987
               Abstain:               2,509,576.807

         Lutheran Brotherhood Money Market Fund
               For:                 238,749,698.362
               Against:               6,247,450.125
               Abstain:              11,622,830.088

         B.   The proposed  agreement and plan of reorganization  with respect to Lutheran
              Brotherhood  Opportunity  Growth Fund,  Lutheran  Brotherhood Mid Cap Growth
              Fund,  Lutheran  Brotherhood High Yield Fund,  Lutheran  Brotherhood  Income
              Fund,  and  Lutheran   Brotherhood   Limited  Maturity  Bond  Fund  (each  a
              "Redomes-ticating  LB  Fund"),  whereby  (a)  all  of  the  assets  of  each
              Redomesticating  LB Fund  would  be  transferred  to a  corresponding  newly formed  series  of The AAL  Mutual  Funds  (each a "New  Thrivent  Fund") in exchange for the New Thrivent  Fund's shares of the  corresponding  class of equal dollar value;  (b) all liabilities of the  Redomesticating  Fund would
              be   assumed   by   the   corresponding   New   Thrivent   Fund;   (c)   the
              Redomesticating  LB Fund would distribute pro rata to its  shareholders,  in complete  liquidation,  the shares of the  corresponding  New Thrivent  Fund received in exchange  for its net assets;  and (d) each  Redomesticating  LB
              Fund would cease to exist.

         Lutheran Brotherhood Opportunity Growth Fund
               For:                   7,612,782.490
               Against:                 249,961.396
               Abstain:                 387,742.184

         Lutheran Brotherhood Mid Cap Growth Fund
               For:                   6,234,312.561
               Against:                 139,855.571
               Abstain:                 273,192.122

         Lutheran Brotherhood High Yield Fund
               For:                  67,052,907.179
               Against:               1,255,202.499
               Abstain:               2,758,303.081

         Lutheran Brotherhood Income Fund
               For:                  41,187,563.440
               Against:                 726,848.305
               Abstain:               1,767,960.178

         Lutheran Brotherhood Limited Maturity Bond Fund
               For:                   5,013,668.570
               Against:                  68,153.902
               Abstain:                 126,789.848